Deloitte & Touche LLP

695 Town Center Drive,

Suite 1000

Costa Mesa, CA 92626

USA

Tel: +1 714 436 7100

Fax: +1 714 436 7200

www.deloitte.com

March 9, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 8 of Capital World Bond Fund’s Form N-CSR dated March 9, 2026, and have the following comments:

1.We agree with the statements concerning our Firm made in the first two paragraphs.

2.We have no basis on which to agree or disagree with the statements made in the third paragraph. Yours truly,